                                                                       EXHIBIT 4




                         COMMERCIAL FEDERAL CORPORATION
                                   AS ISSUER

                                       TO
                               HARRIS TRUST AND
                                 SAVINGS BANK

                                ---------------

                                   AS TRUSTEE

                          --------------------------

                                   INDENTURE

                          --------------------------


                           DATED AS OF APRIL 15, 1996



                           % SUBORDINATED NOTES DUE 2003
                        ---

                               TABLE OF CONTENTS


ARTICLE ONE
        DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION                                    1
        Section 101.  Definitions.                                                                 1
        Section 102.  Compliance Certificates and Opinions.                                       10
        Section 103.  Form of Documents Delivered to Trustee.                                     10
        Section 104.  Acts of Holders                                                             11
        Section 105.  Notices, Etc. to Trustee and Company                                        12
        Section 106.  Notice to Holders of Notes; Waiver                                          13
        Section 107.  Language of Notices                                                         13
        Section 108.  Conflict with Trust Indenture Act                                           13
        Section 109.  Effect of Headings and Table of Contents                                    14
        Section 110.  Successors and Assigns                                                      14
        Section 111.  Separability Clause                                                         14
        Section 112.  Benefits of Indenture                                                       14
        Section 113.  Governing Law                                                               14
        Section 114.  Legal Holidays                                                              14

ARTICLE TWO

    FORM OF NOTES                                                                                 15
        Section 201.  Forms Generally                                                             15
        Section 203.  Form of Reverse of Note                                                     17
        Section 204.  Form of Trustee's Certificate of Authentication                             20

ARTICLE THREE

    THE NOTES                                                                                     21
        Section 301.  Title and Terms                                                             21
        Section 302.  Currency; Denominations                                                     21
        Section 303.  Execution, Authentication, Delivery and Dating                              22
        Section 304.  Temporary Notes                                                             22
        Section 305.  Registration, Transfer and Exchange                                         23
        Section 306.  Mutilated, Destroyed, Lost and Stolen Notes                                 24
        Section 307.  Payment of Interest; Rights to Interest Preserved                           25
        Section 308.  Persons Deemed Owners                                                       26
        Section 309.  Cancellation                                                                27
        Section 310.  Authentication and Delivery of Original Issue                               27
        Section 311.  Computation of Interest                                                     27


ARTICLE FOUR

    SATISFACTION AND DISCHARGE                                                                            27
        Section 401.  Satisfaction and Discharge of Indenture                                             27
        Section 402.  Application of Trust Money                                                          29

ARTICLE FIVE

    REMEDIES                                                                                              29
        Section 501.  Events of Default                                                                   29
        Section 502.  Acceleration of Maturity; Rescission and Annulment.                                 31
        Section 503.  Collection of Indebtedness and Suits for
                      Enforcement by Trustee                                                              32
        Section 504.  Trustee May File Proofs of Claim                                                    32
        Section 505.  Trustee May Enforce Claims without Possession of Notes                              33
        Section 506.  Application of Money Collected                                                      34
        Section 507.  Limitations on Suits                                                                34
        Section 508.  Unconditional Right of Holders to Receive Principal
                      and Interest                                                                        35
        Section 509.  Restoration of Rights and Remedies                                                  35
        Section 510.  Rights and Remedies Cumulative                                                      36
        Section 511.  Delay or Omission Not Waiver                                                        36
        Section 512.  Control by Holders of Notes                                                         36
        Section 513.  Waiver of Past Defaults                                                             36
        Section 514.  Waiver of Stay or Extension Laws                                                    37

ARTICLE SIX

        THE TRUSTEE                                                                                       37
        Section 601.  Certain Duties and Responsibilities                                                 37
        Section 602.  Notice of Defaults                                                                  38
        Section 603.  Certain Rights of Trustee                                                           39
        Section 604.  Not Responsible for Recitals or Issuance of Notes                                   40
        Section 605.  May Hold Notes                                                                      40
        Section 606.  Money Held in Trust                                                                 40
        Section 607.  Compensation and Reimbursement                                                      41
        Section 608.  Corporate Trustee Required; Eligibility                                             41
        Section 609.  Resignation and Removal; Appointment of Successor                                   42
        Section 610.  Acceptance of Appointment by Successor                                              43
        Section 611.  Merger, Conversion, Consolidation or Succession to Business                         44
        Section 612.  Appointment of Authenticating Agent                                                 44


ARTICLE SEVEN

        HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY                                               46
        Section 701.  Company to Furnish Trustee Names and Addresses of
                      Holders                                                                           46
        Section 702.  Preservation of Information; Communications to Holders                            46
        Section 703.  Reports by Trustee                                                                46
        Section 704.  Reports by Company                                                                47

ARTICLE EIGHT

        CONSOLIDATION, MERGER AND SALES                                                                 48
        Section 801.  Company May Consolidate, Etc., Only on Certain Terms                              48
        Section 802.  Successor Person Substituted for Company                                          49

ARTICLE NINE

        SUPPLEMENTAL INDENTURES                                                                         49
        Section 901.  Supplemental Indentures without Consent of Holders                                49
        Section 902.  Supplemental Indentures with Consent of Holders                                   50
        Section 903.  Execution of Supplemental Indentures                                              51
        Section 904.  Effect of Supplemental Indentures                                                 51
        Section 905.  Reference in Notes to Supplemental Indentures                                     51
        Section 906.  Effect on Senior Indebtedness                                                     51

ARTICLE TEN

        COVENANTS                                                                                       52
        Section 1001.  Payment of Principal and Interest                                                52
        Section 1002.  Maintenance of Office or Agency                                                  52
        Section 1003.  Money for Note Payments to Be Held in Trust                                      52
        Section 1004.  Corporate Existence                                                              53
        Section 1005.  Bank Existence; Maintenance of Status as an
                       Insured Institution                                                              54
        Section 1006.  Maintenance of Properties                                                        54

        Section 1007.  Restrictions on Dividends, Redemptions and Other Payments                                55
        Section 1008.  Insurance                                                                                55
        Section 1009.  Payment of Taxes and Other Claims                                                        55
        Section 1010.  Books and Records                                                                        56
        Section 1011.  Statement by Officers as to Default                                                      56
        Section 1012.  Waiver of Certain Covenants                                                              56

ARTICLE ELEVEN

        REDEMPTION OF NOTES                                                                                     57
        Section 1101.  Right of Redemption                                                                      57
        Section 1102.  Election to Redeem; Notice to Trustee                                                    57
        Section 1103.  Selection by Trustee of Notes to be Redeemed                                             57
        Section 1104.  Notice of Redemption                                                                     58
        Section 1105.  Deposit of Redemption Price                                                              59
        Section 1106.  Notes Payable on Redemption Date                                                         59
        Section 1107.  Notes Redeemed in Part                                                                   59

ARTICLE TWELVE

        REPAYMENT AT THE OPTION OF HOLDERS                                                                      60
        Section 1201.  Repayment Option upon Death of Holder                                                    60
        Section 1202.  Deposit of Repayment Price                                                               62
        Section 1203.  Notes Payable on Repayment Date                                                          62
        Section 1204.  Notes Repaid in Part                                                                     62

ARTICLE THIRTEEN

        SUBORDINATION OF NOTES                                                                                  63
        Section 1301.  Notes Subordinated to Senior Indebtedness                                                63
        Section 1302.  Subrogation                                                                              64
        Section 1303.  Obligation of Company Unconditional                                                      65
        Section 1304.  Payments on Notes Permitted                                                              65
        Section 1305.  Effectuation of Subordination by Trustee                                                 66
        Section 1306.  Knowledge of Trustee                                                                     66
        Section 1307.  Trustee May Hold Senior Indebtedness                                                     66
        Section 1308.  Rights of Holders of Senior Indebtedness Not Impaired                                    66
        Section 1309.  Notice to Trustee                                                                        66

     INDENTURE, dated as of April 15, 1996 (the "Indenture"), between Commercial Federal Corporation, a corporation duly organized and existing under the laws of the State of Nebraska (hereinafter called the "Company"), having executive offices located at 2120 South 72nd Street, Omaha, Nebraska 68101 and Harris Trust and Savings Bank, a Delaware corporation (hereinafter called the "Trustee"), having its Corporate Trust Office located at 111 West Monroe St., Chicago, Illinois 60603.

                            RECITALS OF THE COMPANY

     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its ___% Subordinated Notes due 2003 (hereinafter called the "Notes"), to be issued in such amount and to have such provisions as are hereinafter set forth. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

     This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder that are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Notes by the Holders (as hereinafter defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders from time to time of the Notes, as follows:


                                  ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     Section 101.  Definitions.

     Except as otherwise expressly provided in this Indenture or unless the context otherwise requires, for all purposes of this Indenture:

          (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation;

          (d) the words "herein", "hereof", "hereto" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (e) the word "or" is always used inclusively (for example, the phrase "A or B" means "A or B or both", not "either A or B but not both").

     Certain terms used principally in certain Articles hereof are defined in those Articles.

     "Acceleration Event", has the meaning specified in Section 502.

     "Act", when used with respect to any Holders, has the meaning specified in
Section 104.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 612 to act on behalf of the Trustee to authenticate Notes.

     "Authorized Newspaper" means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are Legal Holidays in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication.

     "Bank" means Commercial Federal Bank, a Federal Savings Bank, and any successor thereto.

     "Board of Directors" means the board of directors of the Company or any committee of that board duly authorized to act generally or in any particular respect for the Company hereunder.

     "Board Resolution" means a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.

     "Business Day", with respect to any Place of Payment or other location, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a Legal Holiday in such Place of Payment or other location.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934 or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person, and any other obligor upon the Notes.

     "Company Request" and "Company Order" mean, respectively, a written request or order, as the case may be, signed in the name of the Company by the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, or by another officer of the Company duly authorized to sign by a Board Resolution, and delivered to the Trustee.

     "Consolidated Net Income" means the amount of net income (loss) of the Company and its Subsidiaries determined in accordance with generally accepted accounting principles; provided, however, that there shall not be included in Consolidated Net Income (a) any net income (loss) of a Subsidiary for any period during which it was not a Consolidated Subsidiary or (b) any net income (loss) of businesses, properties or assets acquired or disposed of (by way of merger, consolidation, purchase, sale or otherwise) by the Company or any Subsidiary for any period prior to the acquisition thereof or subsequent to the disposition thereof; and, provided, further, any assessment, or the effect thereof, imposed by the FDIC on the Bank as a result of the Bank's membership in the Savings Association Insurance Fund for the purpose of recapitalizing such fund shall be excluded from the determination of Consolidated Net Income.


      "Consolidated Subsidiary" means a Subsidiary of the Company the financial statements of which are required to be included in the financial statements of the Company and its Subsidiaries.

     "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of original execution of this Indenture is located at 111 West Monroe St., Chicago, Illinois 60603, Attention: Corporate Trust Department.

     "Corporation" includes corporations and, except for purposes of Article Eight, associations, companies and business trusts.

     "Defaulted Interest" has the meaning specified in Section 307.

     "Derivative Obligations" means any obligations of the Company to make payment pursuant to the terms of any securities contracts and foreign currency exchange contracts, derivative instruments, such as swap agreements (including interest rate and currency and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange agreements, options, commodity futures contracts and commodity options contracts other than obligations on account of indebtedness for money borrowed ranking pari passu with or subordinate to the Notes.

     "Event of Default" has the meaning specified in Section 501.

     "FDIC" means the Federal Deposit Insurance Corporation or successor thereto.

     "Government Obligations" means direct obligations of the United States of America, or any Person controlled or supervised by and acting as an agency or instrumentality of such government, in each case where the payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by such government and which are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

     "Holder", when used with respect to the Notes, means the Person in whose name such Note is registered in the Note Register.

     "Indenture" means this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     "Independent Public Accountants" means a nationally recognized firm of accountants that, with respect to the Company, are independent public accountants within the meaning of the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder, who may be the independent public accountants regularly retained by the Company or who may be other independent public accountants. Such accountants or firm shall be entitled to rely upon any Opinion of Counsel as to the interpretation of any legal matters relating to the Indenture or certificates required to be provided hereunder.

     "Insured Institution" means any "insured bank" as defined in 12 U.S.C.
Section 1813(h), or a similar definition under any succeeding federal law hereinafter enacted.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

     "Junior Indebtedness" means the principal amount of, and interest on, any indebtedness for money borrowed of the Company, whether now outstanding or hereafter created, incurred, assumed or guaranteed, provided that in the instrument creating or evidencing such indebtedness or pursuant to which such indebtedness is outstanding it is provided that (a) such indebtedness is junior in right of payment to the Notes; (b) no payments with respect to such indebtedness may be made at any time that an Event of Default shall have occurred and be continuing or at any time that payments made to holders of the Notes are to be withheld or paid over to holders of Senior Indebtedness in accordance with Article Thirteen hereof and (c) no payments other than the payment of interest may be made with respect to such indebtedness at any time the Notes are Outstanding.

     "Legal Holiday", with respect to any Place of Payment, means a Saturday, a Sunday or a day on which banking institutions or trust companies in such Place of Payment are not authorized or obligated to be open.

     "Maturity" means the date on which the principal of the Notes or an installment of principal becomes due and payable as provided in this Indenture, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise, and includes any Redemption Date.

     "Maximum Annual Repayment Amount" means $500,000.

     "Money", with respect to any payment, deposit or other transfer pursuant to or contemplated by the terms hereof, means United States dollars or other equivalent unit of legal tender for payment of public or private debts in the United States of America.

     "Note" or "Notes" means any note or notes, as the case may be, authenticated and delivered under this Indenture.

     "Note Register" and "Note Registrar" have the respective meanings specified in Section 305.

     "Office or Agency" means an office or agency of the Company maintained or designated in a Place of Payment for the Notes pursuant to Section 1002 or any other office or agency of the Company maintained or designated for the Notes pursuant to Section 1002 or, to the extent designated or required by Section 1002 in lieu of such office or agency, the Corporate Trust Office of the Trustee.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, that complies with the requirements of
Section 314(e) of the Trust Indenture Act and is delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or counsel for the Company or other counsel who shall be reasonably acceptable to the Trustee, that complies with the requirements of Section 314(e) of the Trust Indenture Act.

     "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

     (a) any Note theretofore canceled by the Trustee or the Note Registrar or delivered to the Trustee or the Note Registrar for cancellation;

     (b) any Note or portion thereof for whose payment at the Maturity thereof Money in the necessary amount has been theretofore deposited pursuant hereto with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of the Notes, provided that, if the Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

     (c) any Note with respect to which the Company has effected defeasance pursuant to clauses (1)(b) and (3) of Section 401 hereof; and

     (d) any Note which has been paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to it that such Note is held by a bona fide purchaser in whose hands such Note is a valid obligation of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (1) the pledgee's right so to act with respect to such Notes and (2) that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

     "Paying Agent" means any Person authorized by the Company to pay the principal of or interest on any Note on behalf of the Company.

     "Person" means any individual, Corporation, partnership, joint venture, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Place of Payment" has the meaning set forth in Section 301.

     "Predecessor Note" of a Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Note shall be deemed to evidence the same debt as the lost, destroyed, mutilated or stolen Note.

     "Redemption Date", with respect to any Note or portion thereof to be redeemed, means the date fixed for such redemption pursuant to Article Eleven of this Indenture.

     "Redemption Price", with respect to any Note or portion thereof to be redeemed, means the price at which it is to be redeemed pursuant to Article Eleven of this Indenture.

     "Regular Record Date" for the interest payable on any Note on any Interest Payment Date therefor means the date specified in Section 202 as the "Regular Record Date".

     "Repayment Date", with respect to any Note or portion thereof to be repaid pursuant to Article Twelve, means the date fixed for such repayment pursuant to this Indenture.

     "Repayment Price", with respect to any Note or portion thereof to be repaid pursuant to Article Twelve, means the price at which it is to be repaid pursuant to this Indenture.

     "Responsible Officer" means any officer of the Trustee in its Corporate Trust Office and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "RTC" means the Resolution Trust Corporation or a successor thereto.

     "Senior Indebtedness" means the principal amount of, and interest on (a) all indebtedness of the Company for money borrowed (including indebtedness of others guaranteed by the Company) other than the Notes, whether outstanding on the date hereof or thereafter created, assumed or incurred, (b) any amendments, renewals, extensions, modifications and refundings of any such indebtedness, unless in either case in the instrument creating or evidencing any such indebtedness or pursuant to which it is outstanding it is provided that such indebtedness is not superior in right of payment to the Notes, and (c) Derivative Obligations. For the purposes of this definition, "indebtedness for money borrowed" is defined as (1) any obligation of the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instrument, (2) any deferred payment obligation of the Company for the payment of the purchase price of property or assets evidenced by a note or similar instruments, and (3) any obligation of the Company for the payment of rent or other amounts under a lease of property or assets which obligation is required to be classified and accounted for as a capitalized lease on the balance sheet of the Company under generally accepted accounting principles; provided, however, that the foregoing shall not include any obligation that constitutes a trade payable or accrued liability arising in the ordinary course of business. Notwithstanding anything herein to the contrary, Senior Indebtedness shall not include the Company's 10.25% Subordinated Notes due March 15, 1999.

     "Significant Subsidiary" means the Bank, Commercial Federal Mortgage Corporation, a Nebraska corporation ("CFMC"), and any other Subsidiary within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as in effect at the date as of which this Indenture was executed.

     "Special Record Date" for the payment of any Defaulted Interest on any Note means a date fixed by the Trustee pursuant to Section 307.

     "Stated Maturity", with respect to any Note or any installment of principal thereof or interest thereon means the date established by this Indenture as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

     "Subsidiary" means any Corporation of which at the time of determination the Company or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the shares of Voting Stock.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the Commission under or in furtherance of the purposes of such Act or provision, as the case may be.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean each Person who is then a Trustee hereunder.

     "United States", except as otherwise provided herein, means the United States of America (including the states thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

     "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "Vice President".

     "Voting Stock" means stock of a Corporation of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Corporation provided that, for the purposes hereof, stock which carries only the right to vote conditionally on the happening of an event shall not be considered Voting Stock whether or not such event shall have happened.

     Section 102.  Compliance Certificates and Opinions.

     (a) Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     (b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such condition or covenant has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     Section 103.  Form of Documents Delivered to Trustee.

     (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     (b) Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate of counsel or Opinion of Counsel or representation of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     (c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Note, they may, but need not, be consolidated and form one instrument.

     Section 104.  Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

     (c) The ownership, principal amount and serial numbers of Notes held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Note Register.

     (d) If the Company shall solicit from the Holders of any Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may at its option (but is not obligated to), by Board Resolution, fix in advance a record date for the determination of Holders of Notes entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of Notes of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders of Notes on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

     (e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Note Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

     Section 105.  Notices, Etc. to Trustee and Company.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

     (a) the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

     (b) the Company by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to the attention of its Treasurer at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

     Section 106.  Notice to Holders of Notes; Waiver.

     (a) Except as otherwise expressly provided in this Indenture, where this Indenture provides for notice to Holders of Notes of any event, such notice shall be sufficiently given to Holders of Notes if in writing and mailed, first-class postage prepaid, to each Holder of a Note affected by such event, at such Holder's address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

     (b) In any case where notice to Holders of Notes is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Note shall affect the sufficiency of such notice with respect to other Holders of Notes. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

     (c) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Notes shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     Section 107.  Language of Notices.

     Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language.

     Section 108.  Conflict with Trust Indenture Act.

     If any provision hereof limits, qualifies or conflicts with any duties under any required provision of the Trust Indenture Act imposed hereon by
Section 318(c) thereof, such required provision shall control.

     Section 109.  Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 110.  Successors and Assigns.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     Section 111.  Separability Clause.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, either wholly or partially, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provisions shall be given effect to the fullest extent permitted by law.

     Section 112.  Benefits of Indenture.

     Except as otherwise provided in Article Thirteen, nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Note Registrar, any Paying Agent, any Authenticating Agent and their respective successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 113.  Governing Law.

     This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of Nebraska applicable to agreements made or instruments entered into and, in each case, performed in said state.

     Section 114.  Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall be a Legal Holiday at any Place of Payment, then (notwithstanding any other provision of this Indenture) payment need not be made at such Place of Payment on such date, but may be made on the next succeeding day that is a Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity, and no interest shall accrue on the amount payable on such date or at such time for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.


                                  ARTICLE TWO

                                 FORM OF NOTES

     Section 201.  Forms Generally.

     (a) Each Note issued pursuant to this Indenture shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rule or regulation of any stock exchange or as may, consistently herewith, be determined by the officers executing such Note as evidenced by their execution of such Note. The Notes shall be issuable in registered form only without coupons.

     (b) Definitive Notes shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.

     Section 202.  Form of Face of Note.

                         COMMERCIAL FEDERAL CORPORATION

                        ___% SUBORDINATED NOTE DUE 2003

$ ________________                                         NO._________________

          THIS SECURITY IS NOT A SAVINGS ACCOUNT OR A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES OR ANY AGENCY OF THE UNITED STATES.

     Commercial Federal Corporation, a Nebraska corporation (herein called the "Company"), for value received, hereby promises to pay to___________________ _____________________________________, or registered assigns, the principal sum of Dollars on April 15, 2003, and to pay interest thereon at the rate of ___% per annum from [insert date], 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on the first day of each calendar month, commencing May 15, 1996 (each an "Interest Payment Date"), until the principal hereof is paid or made available for payment.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, except as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the seventh day, whether or not a Business Day, of the month in which the Interest Payment Date occurs. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and either may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holders not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose, or in such other office or agency as may be established by the Company pursuant to the Indenture (initially the principal corporate trust office of the Trustee in Chicago, Illinois (the "Corporate Trust Office")), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest on any Interest Payment Date may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register. Payments of principal will be made against presentation of this Note at the Corporate Trust Office (or such other office as may be established pursuant to the Indenture), by check.

     Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

     Unless the Certificate of Authentication hereon has been executed by the Trustee or an Authenticating Agent under the Indenture referred to on the reverse hereof by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by the manual or facsimile signature of its Chief Executive Officer, its President or one of its Vice Presidents and its corporate seal, or a facsimile thereof, to be impressed or imprinted hereon, attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Date:

COMMERCIAL FEDERAL
   CORPORATION

[Corporate Seal]


  By:
      ---------------------------------------

                                President

ATTEST:

---------------------------------
Secretary


     Section 203.  Form of Reverse of Note.

                         COMMERCIAL FEDERAL CORPORATION

                        ___% SUBORDINATED NOTE DUE 2003

     This Note is one of a duly authorized issue of Notes of the Company designated as its ___% Subordinated Notes due 2003 ("herein called the "Notes") limited in aggregate principal amount to $50,000,000 issued and to be issued under an Indenture dated as of April 15, 1996 (herein called the "Indenture"), between the Company and Harris Trust and Savings Bank, as Trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered.

     The indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon (including post-default interest), (a) is expressly subordinated, to the extent and to the manner set forth in the Indenture, in right of payment to the prior payment in full of all of the Company's obligations to holders of Senior Indebtedness and (b) is unsecured by any collateral, including the assets of the Company or any of its Subsidiaries or Affiliates. Each Holder of Notes, by acceptance thereof, (1) agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture; (2) authorizes and directs the Trustee to take such action on such Holder's behalf as may be necessary or appropriate to effectuate the subordination of the Notes as provided in the Indenture; and (3) appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes.

     The Notes are not subject to any sinking fund and may not be redeemed by the Company prior to April 15, 1999. On or after April 16, 1999, the Notes may be redeemed, at the option of the Company, in whole at any time or from time to time in part in increments of $1,000, at 100% of the principal amount thereof, without premium, together with interest thereon accrued to such redemption date. If less than all Notes are redeemed, the Trustee will select the Notes to be redeemed by such method as the Trustee may deem fair and appropriate.

     Notice of redemption shall be given to the Holders of Notes to be redeemed by mailing a notice of such redemption not less than 30 or more than 60 days prior to the Redemption Date at their addresses as they shall appear on the Note Register, all as provided in the Indenture.

     If this Note (or a portion hereof) is duly called for redemption and funds for payment duly provided, this Note (or such portion hereof) shall cease to bear interest from and after such Redemption Date.

     Upon the death of the Holder of this Note, and upon the further receipt of a written request for repayment from a duly authorized representative of the deceased Holder, the

Company will repay the principal amount of this Note (up to $50,000 in principal amount per Holder in any calendar year), together with interest accrued to the Repayment Date, within 30 days following receipt of such request (which shall be accompanied by the Notes to be repaid and evidence of such representative's authority to act on behalf of the Holder), in accordance with the provisions of the Indenture, if (a) this Note has been registered in the Holder's name since its issue date or for a period of at least six months prior to the date of the Holders's death, whichever is less, (b) either the Company or the Trustee receives such written request for repayment within one year after the Holder's death or, in the case of subsequent requests for repayment, within one year of the preceding request, (c) the aggregate principal amount of Notes repaid during the then current calendar year on account of the deaths of all Holders does not exceed the Maximum Annual Repayment Amount (if such aggregate principal amount exceeds the Maximum Annual Repayment Amount, the Trustee shall repay such Notes up to the Maximum Annual Repayment Amount in principal amount in the order in which requests for repayment were received), (d) the Company is not and, after giving effect to such repayment, would not be in default under any Senior Indebtedness, and (e) the Company is not subject to any law, regulation, agreement or administrative directive preventing such repayment.

     Interest installments whose Stated Maturity is on the Redemption Date or Repayment Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Regular Record Date referred to on the face hereof, as all provided in the Indenture.
In the event of redemption or repayment of this Note in part only, a new Note or Notes for the unredeemed or unrepaid portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

     Except as may be provided in the Indenture, if an Acceleration Event with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration and its consequences may, in certain events, be annulled by the Holders of a majority in principal amount of the Outstanding Notes.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding.
The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose or at such other office or agency as may be established by the Company for such purpose pursuant to the Indenture (initially the Corporate Trust Office), duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form, without coupons, in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes in authorized denominations, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to the due presentment of this Note for registration of transfer or exchange, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

     Each holder of a Note covenants and agrees by such Holder's acceptance thereof to comply with and be bound by the foregoing provisions.

     This Note shall be governed and construed in accordance with the laws of the State of Nebraska.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Section 204.  Form of Trustee's Certificate of Authentication.

     Subject to Section 612, the Trustee's certificate of authentication shall be in substantially the following form:

     This is one of the Notes referred to in the within-mentioned Indenture.


                                    Harris Trust and Savings Bank,
                                            as Trustee

                                    By
                                       ---------------------------
                                          Authorized Officer


                                 ARTICLE THREE

                                   THE NOTES

     Section 301.  Title and Terms.

     (a) The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $50,000,000, except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Notes pursuant to Sections 304, 305, 306, 905, 1107 and 1204.

     (b) The Notes shall be known and designated as the ___% Subordinated Notes due 2003 of the Company. Their Stated Maturity shall be April 15, 2003, and they shall bear interest from the date and at the rate per annum specified in, and such interest shall be payable on the dates specified in, the form of Note set forth in Sections 202 and 203, until the principal thereof is paid or made available for payment.

     (c) The principal of and interest on the Notes shall be payable at the Office or Agency of the Company maintained for such purposes pursuant to Section 1002 ("Place of Payment"); provided, however, that, at the option of the Company, payment of interest may be made (subject to collection) by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register.

     (d) The Notes shall be redeemable prior to their Stated Maturity as provided in Article Eleven.

     (e) The Notes may be repayable prior to their Stated Maturity as provided in Article Twelve upon the death of a Noteholder.

     (f) The Notes shall be subordinated in right of payment to Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter created, as provided in Article Thirteen.

     Section 302.  Currency; Denominations.

     The principal of and interest on the Notes shall be payable in United States dollars or other equivalent unit of legal tender for payment of public or private debts in the United States of America. Notes shall be issuable in registered form only without coupons in denominations of $1,000 and any integral multiple thereof.

     Section 303.  Execution, Authentication, Delivery and Dating.

     (a) Notes shall be executed on behalf of the Company by its Chairman of the Board, one of its Vice Chairmen of the Board, its Chief Executive Officer, its President, its Treasurer or one of its Vice Presidents under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

     (b) Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     (c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes, executed by the Company, to the Trustee for authentication up to the aggregate principal amount authorized hereunder and, provided that a Company Order for the authentication and delivery of such Notes has been delivered to the Trustee, the Trustee, in accordance with the Company Order and subject to the provisions hereof, shall authenticate and deliver such Notes.

     (d)  Each Note shall be dated the date of its authentication.

     (e) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for in Section 204 or 612 executed by or on behalf of the Trustee by the manual signature of one of its authorized officers or by an Authenticating Agent. Such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

     Section 304.  Temporary Notes.

     (a) Pending the preparation of definitive Notes, the Company may execute and deliver to the Trustee and, upon Company Order, the Trustee shall authenticate and deliver, in the manner provided in Section 303, temporary Notes in lieu thereof which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Company executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

     (b) If temporary Notes are issued, the Company shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, such temporary Notes shall be exchangeable for such definitive Notes upon surrender of such temporary Notes at an Office or Agency for such Notes, without charge to any Holder thereof. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

     Section 305.  Registration, Transfer and Exchange.

     (a) The Company shall cause to be kept a register (herein sometimes referred to as the "Note Register") at an Office or Agency maintained pursuant to Section 1002 in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Notes and of transfers of the Notes. The Trustee is hereby initially appointed as Note Registrar for the Notes. In the event that the Trustee shall cease to be Note Registrar it shall have the right to examine the Note Register at all reasonable times.

     (b) Upon surrender for registration of transfer of any Note at the Office or Agency of the Company, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, denominated as authorized in this Indenture, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.

     (c) At the option of the Holder, Notes may be exchanged for other Notes, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such Office or Agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

     (d) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

     (e) Every Note presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Note Registrar for such Note) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing.

     (f) No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304, 905 or 1107 not involving any transfer.

     (g) The Company shall not be required (1) to issue, register the transfer of or exchange any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected under Section 1103 and ending at the close of business on the day of the mailing of the relevant notice of redemption, (2) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except in the case of any Note to be redeemed in part, the portion thereof not to be redeemed, or (3) to issue, register the transfer of or exchange any Note which, in accordance with its terms, has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Note not to be so repaid.

     Section 306.  Mutilated, Destroyed, Lost and Stolen Notes.

     (a) If any mutilated Note is surrendered to the Trustee, subject to the provisions of this Section, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.

     (b) If there be delivered to the Company and to the Trustee (1) evidence to their satisfaction of the destruction, loss or theft of any Note, and (2) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and, upon the Company's request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such destroyed, lost or stolen Note, a new Note containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.

     (c) Notwithstanding the foregoing provisions of this Section, in case any mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

     (d) Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     (e) Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an additional original contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     (f) The provisions of this Section, as amended or supplemented pursuant to this Indenture, shall be exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     Section 307.  Payment of Interest; Rights to Interest Preserved.

     (a) Any interest on any Note which shall be payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered as of the close of business on the Regular Record Date for such interest.

     (b) Any interest on any Note which shall be payable, but shall not be punctually paid or duly provided for, on any Interest Payment Date for such Note (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below. Such Defaulted Interest shall accrue interest, to the extent legally enforceable, at the rate of interest borne by the Notes.

          (1) The Company may elect to make payment of any Defaulted Interest to the Person in whose name such Note (or a Predecessor Note thereof) shall be registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of Money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such Money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this Clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holder of such Note (or a Predecessor Note thereof) at such Holder's address as it appears in the Note Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company cause a similar notice to be published at least once in an Authorized Newspaper of general circulation in each Place of Payment, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Person in whose name such Note (or a Predecessor Note thereof) shall be registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.

     (c) At the option of the Company, interest on the Notes may be paid by mailing a check to the address of the person entitled thereto as such address shall appear in the Note Register.

     (d) Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

     Section 308.  Persons Deemed Owners.

     Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered in the Note Register as the owner of such Note for the purpose of receiving payment of principal of and (subject to Section 307) interest on such Note and for all other purposes whatsoever, whether or not any payment with respect to such Note shall be overdue, and neither the Company, nor the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

     Section 309.  Cancellation.

     All Notes surrendered for payment, redemption, repayment pursuant to Article Twelve, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Notes, as well as Notes surrendered directly to the Trustee for any such purpose, shall be canceled promptly by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be canceled promptly by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed by the Trustee, unless by a Company Order the Company directs their return to it.

     Section 310.  Authentication and Delivery of Original Issue.

     Forthwith upon the execution and delivery of this Indenture, or from time to time thereafter, Notes up to the aggregate principal amount of $50,000,000 may be executed by the Company and delivered to the Trustee for authentication, and shall thereupon be authenticated and delivered by the Trustee upon Company Order, without any further action by the Company.

     Section 311.  Computation of Interest.

     Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.


                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

     Section 401.  Satisfaction and Discharge of Indenture.

     (a) Upon the direction of the Company by a Company Order, this Indenture shall cease to be of further effect and the Trustee, on receipt of such Company Order, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (1)  either

               (A) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Notes for whose payment Money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section
          1003) have been delivered to the Trustee for cancellation; or

               (B) as to all Notes not so theretofore delivered to the Trustee for cancellation the Company has irrevocably deposited or caused to be deposited with the Trustee, as trust funds or obligations in trust for such purpose, Money or Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms, without consideration of any reinvestment thereof, will provide not later than the opening of business on the due dates of any payment of principal and interest with respect thereto, or a combination thereof, Money in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, including the principal thereof and interest thereon, to the date of such deposit (in the case of Notes which have become due and payable) or to the Maturity thereof, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee a certificate of Independent Public Accountants certifying as to the sufficiency of the amounts deposited pursuant to subclause (B) of Clause (1) of this Section for payment of the principal and interest on the dates such payments are due, and an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein providing for or relating to the satisfaction and discharge of this Indenture have been complied with.

     (b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 612 and, if Money or Government Obligations shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

     Section 402.  Application of Trust Money.

     Subject to the provisions of the last paragraph of Section 1003, all Money and Government Obligations deposited with the Trustee pursuant to Section 401 and all Money received by the Trustee in respect of Government Obligations deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such Money has or Government Obligations have been deposited with or received by the Trustee; but such Money and Government Obligations need not be segregated from other funds of the Trustee except to the extent required by law.


                                  ARTICLE FIVE

                                    REMEDIES

     Section 501.  Events of Default.

     "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) default in the payment of any interest on any Note when such interest becomes due and payable, and continuance of such default for a period of 10 days, whether or not such payment is prohibited by the provisions of Article Thirteen;

     (b) default in the payment of the principal of any Note when it becomes due and payable at its Maturity or upon redemption or repayment, whether or not such payment is prohibited by the provisions of Article Thirteen;

     (c) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture or the Notes (other than a covenant or warranty a default in the performance or the breach of which is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

     (d) default in the payment at stated maturity of any indebtedness of the Company or a Significant Subsidiary for money borrowed in principal amount due at stated maturity in excess of $7,000,000, and such default shall continue, without being cured, waived or consented to and without such indebtedness being discharged, for a period of 30 days beyond any applicable period of grace;

     (e) the occurrence of an event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company or any Significant Subsidiary for money borrowed (or the payment of which is guaranteed by the Company), whether such indebtedness now exists or shall hereafter be created, provided, however, that no such event of default shall constitute an Event of Default hereunder unless the effect of such event of default is to cause the acceleration of such indebtedness prior to its expressed maturity, which together with the principal amount of any such other indebtedness so caused to be accelerated, aggregates $7,000,000 or more at any one point in time and such default shall not have been cured or waived and such acceleration shall not have been rescinded or annulled;

     (f) the entry by a court or agency or supervisory authority having competent jurisdiction of: (1) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; (2) a decree or order adjudging the Company or any Significant Subsidiary to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company or any Significant Subsidiary and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (3) a decree or order appointing the FDIC or the RTC or any other Person to act as a custodian, conservator, receiver, liquidator, assignee, trustee or other similar official of the Company, the Bank or any other Significant Subsidiary or of any substantial part of the property of the Company, the Bank or any other Significant Subsidiary, as the case may be, or ordering the winding up or liquidation of the affairs of the Company, the Bank or any other Significant Subsidiary and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

     (g) the commencement by the Company or any Significant Subsidiary of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Company or any Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of the Company or any Significant Subsidiary or any substantial part of the property of the Company or any Significant Subsidiary or the making by the Company or any Significant Subsidiary of an assignment for the benefit of creditors, or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action; or

     (h) a final judgment, judicial decree or order for the payment of money in excess of $7,000,000 shall be rendered against the Company or any Subsidiary and such judgment, decree or order shall continue unsatisfied for a period of 60 days without a stay of execution.

     Section 502.  Acceleration of Maturity; Rescission and Annulment.

     (a) If an Event of Default described in Clauses (f) or (g) of Section 501 occurs and is continuing (an "Acceleration Event"), then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes, and the interest accrued thereon, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such amount shall become immediately due and payable.

     (b) At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the Money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

          (1) the Company has paid or deposited with the Trustee a sum of Money sufficient to pay:

               (A) all overdue installments of any interest on all Notes,

               (B) the principal of any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by such Notes,

               (C) to the extent that payment of such interest is lawful, interest upon overdue installments of any interest at the rate borne by such Notes, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (2) all Events of Default, shall have been cured or waived as provided in Section 513.

     (c) No such rescission shall affect any subsequent Acceleration Event or impair any right consequent thereon.

     Section 503.  Collection of Indebtedness and Suits for Enforcement by
Trustee.

     (a) The Company covenants that upon the occurrence of any Event of Default, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount of Money then due and payable with respect to such Notes, with interest upon the overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest at the rate borne by such Notes, and, in addition thereto, such further amount of Money as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     (b) If the Company fails to pay the Money it is required to pay the Trustee pursuant to the preceding paragraph forthwith upon the demand of the Trustee, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the money so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Notes and collect the Money adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes, wherever situated.

     (c) If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or such Notes or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

     Section 504.  Trustee May File Proofs of Claim.

     (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (1) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) and of the Holders of Notes allowed in such judicial proceeding, and

          (2) to collect and receive any Monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 607.

     (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.

     Section 505.  Trustee May Enforce Claims without Possession of Notes.

     All rights of action and claims under this Indenture or any of the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of each and every Holder of a Note in respect of which such judgment has been recovered.

     Section 506.  Application of Money Collected.

     Any Money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such Money on account of principal or interest, upon presentation of the Notes, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     (a) First to the payment of all amounts due the Trustee and any predecessor Trustee under Section 607;

     (b) Second, subject to the provisions of Article Thirteen hereof, in the case the principal of the Notes shall not have become due and payable to the payment of the amounts then due and unpaid upon the Notes for interest in respect of which or for the benefit of which such Money has been collected, in the order of the Maturity of the installments of such interest, with interest, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes, such payments to be made ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Notes for interest;

     (c) Third, in the case the principal of the Notes shall have become due and payable, to the payment of the amounts then due and unpaid upon the Notes for principal and interest in respect of which or for the benefit of which such Money has been collected, with interest, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes, such payments to be made ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Notes for principal and interest, respectively; and

     (d)  Fourth, the balance, if any, to the Company.

     Section 507.  Limitations on Suits.

     No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

     (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

     (b) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

     (c) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request (including reasonable fees of counsel);

     (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

     (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Note to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

     Section 508. Unconditional Right of Holders to Receive Principal and Interest.

     Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 307) interest on such Note on the respective Stated Maturity or Maturities therefor specified in such Note (or, in the case of redemption, on the Redemption Date or, in the case of repayment at the option of such Holder, on the date such repayment is due) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

     Section 509.  Restoration of Rights and Remedies.

     If the Trustee or any Holder of a Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and each such Holder shall continue as though no such proceeding had been instituted.

     Section 510.  Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to each and every Holder of a Note is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 511.  Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to any Holder of a Note may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holder, as the case may be.

     Section 512.  Control by Holders of Notes.

     The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes, provided that:

     (a) such direction shall not be in conflict with any rule of law or with this Indenture;

     (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

     (c) subject to Section 601, the Trustee need not take any action which might be unjustly prejudicial to the rights of the other Holders of Notes not joining in such action.

     Section 513.  Waiver of Past Defaults.

     (a) The Holders of not less than a majority in principal amount of the Outstanding Notes on behalf of the Holders of all the Notes may waive any past default hereunder and its consequences, except a default

          (1) in the payment of the principal of or interest on any Note, or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note.

     (b) Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     Section 514.  Waiver of Stay or Extension Laws.

     The Company covenants that (to the extent that it may lawfully do so) it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company expressly waives (to the extent that it may lawfully do so) all benefit or advantage of any such law and covenant, that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE SIX

                                  THE TRUSTEE

     Section 601.  Certain Duties and Responsibilities.

     (a)  Except during the continuance of an Event of Default:

          (1) the Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

     (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes, provided such direction shall not be in conflict with any rule of law or with this Indenture; and

          (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

     Section 602.  Notice of Defaults.

     Within 90 days after the occurrence of any default hereunder, the Trustee shall transmit, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Notes; and provided, further, that in the case of any default of the character specified in
Section 501(c) with respect to Notes, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

     Section 603.  Certain Rights of Trustee.

     Subject to Sections 315(a) through 315(d) of the Trust Indenture Act:

     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence shall be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

     (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it, including reasonable fees of counsel, in complying with such request or direction;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company, personally or by agent or attorney; and

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

     Section 604.  Not Responsible for Recitals or Issuance of Notes.

     The recitals contained herein and in the Notes, except the Trustee's certificate of authentication, shall be taken as the statements of the Company and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Notes or the proceeds thereof

     Section 605.  May Hold Notes.

     The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other Person that may be an agent of the Trustee or the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other Person.

     Section 606.  Money Held in Trust.

     Except as provided in Section 402 and Section 1003, Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law and shall be held uninvested. The Trustee shall be under no liability for interest on any Money received by it hereunder except as otherwise agreed with the Company.

     Section 607.  Compensation and Reimbursement.

     (a)  The Company agrees:

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's negligence or bad faith; and

          (3) to indemnify the Trustee and its agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the trust hereunder, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

     (b) As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of and interest on the Notes. "Trustee" for the purposes of this Section includes any predecessor Trustee, but negligence or bad faith of any Trustee shall not be attributed to any other Trustee.

     (c) When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(f) or (g), the expenses and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law.

     Section 608.  Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder that is a Corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, or any other person permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     Section 609.  Resignation and Removal; Appointment of Successor.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee pursuant to Section 610.

     (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by
Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Trustee and the Company.

     (d)  If at any time:

          (1) the Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act after written request therefor by the Company or any Holder of a Note who has been a bona fide Holder of a Note for at least six months, or

          (2) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company, by or pursuant to a Board Resolution, may remove the Trustee, or (B) subject to Section 315(e) of the Trust Indenture Act, any Holder of a Note who has been a bona fide Holder of a Note for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 610. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 610, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of Notes and accepted appointment in the manner required by Section 610, any Holder of a Note who has been a bona fide Holder of a Note for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Notes as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     Section 610.  Acceptance of Appointment by Successor.

     (a) Upon the appointment hereunder of any successor Trustee, such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring

Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; but, on the request of the Company or such successor Trustee, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and Money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 607.

     (b) Upon request of any Person appointed hereunder as a successor Trustee, the Company shall execute any and all instruments for more fully vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in this Section.

     (c) No Person shall accept its appointment hereunder as a successor Trustee unless at the time of such acceptance such successor Person shall be qualified and eligible under this Article.

     Section 611.  Merger, Conversion, Consolidation or Succession to Business.

     Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated but not delivered by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

     Section 612.  Appointment of Authenticating Agent.

     (a) The Trustee may appoint one or more Authenticating Agents acceptable to the Company with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue, exchange, registration of transfer, partial redemption or pursuant to Section 306, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

     (b) Each Authenticating Agent shall be acceptable to the Company and, except as provided in this Indenture, shall at all times be a corporation that would be permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and by its charter to act as an Authenticating Agent and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

     (c) Any Corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, provided such Corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.


     (d) An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Notes, if any, as their names and addresses appear in the Note Register. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

     (e) The Company agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section. If the Trustee makes such payments, it shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

     (f) The provisions of Sections 308, 604 and 605 shall be applicable to each Authenticating Agent.

     (g) If an Authenticating Agent is appointed pursuant to this Section, the Notes may have endorsed thereon, in addition to or in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

     This is one of the Notes referred to in the within-mentioned Indenture.


                                        ----------------------------
                                        As Authenticating Agent

                                        By
                                          --------------------------
                                            Authorized Signatory


                                 ARTICLE SEVEN

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

     Section 701.  Company to Furnish Trustee Names and Addresses of Holders.

     In accordance with Section 312(a) of the Trust Indenture Act, the Company shall furnish or cause to be furnished to the Trustee

     (a) semi-annually on October 1 and April 1 of each year, a list, in each case in such form as the Trustee may reasonably require, of the names and addresses of Holders as of the applicable date, and

     (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee is the Note Registrar no such list shall be required to be furnished for Notes for which the Trustee acts as Note Registrar.

     Section 702.  Preservation of Information; Communications to Holders.

     (a) The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.

     (b) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company, the Trustee, any Paying Agent or any Note Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Notes in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

     Section 703.  Reports by Trustee.

     (a) Within 60 days after May 15 of each year, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit, pursuant to
Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15 with respect to any of the events specified in said Section 313(a) which may have occurred since the later of the immediately preceding May 15 and the date of this Indenture.

     (b) The Trustee shall transmit the reports required by Section 313(b) of the Trust Indenture Act at the times specified therein.

     (c) Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and 313(d) of the Trust Indenture Act.

     Section 704.  Reports by Company.

     The Company, pursuant to Section 314(a) of the Trust Indenture Act, shall:

     (a) file with the Trustee, within 15 days after the date on which the Company would be required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee substantially comparable information;

     (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company, as the case may be, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

     (c) transmit to the Holders of Notes within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (a) and
(b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; provided that notwithstanding the requirements of such rules and regulations, so long as any Note is Outstanding the Company shall transmit to the Holders of Notes, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, the information, documents and other reports required to be filed by the Company pursuant to paragraph (a) of this Section; provided further that in lieu of any Annual Report on Form 10-K or Quarterly Report on Form 10-Q, the Company may transmit an annual or quarterly report, respectively, containing financial statements and an undertaking to transmit such Form 10-K or Form 10-Q, as the case may be, to any Holder upon request, and in lieu of any Current Report on Form 8-K, the Company may transmit a notice containing a brief description of the event that is the subject of such Current Report and an undertaking to transmit such Form 8-K upon request; and

     (d) furnish to the Trustee the Officers' Certificates and notices required by Section 1012 hereof.


                                 ARTICLE EIGHT

                        CONSOLIDATION, MERGER AND SALES

     Section 801.  Company May Consolidate, Etc., Only on Certain Terms.

     Nothing contained in this Indenture shall prevent any consolidation or merger of the Company with or into any other Person or Persons (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any conveyance, transfer or lease of the property of the Company as an entirety or substantially as an entirety, to any other Person (whether or not affiliated with the Company); provided, however, that:

     (a) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the entity formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a Corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed by the successor Person and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Notes and the performance of every other covenant of this Indenture on the part of the Company to be performed or observed;

     (b) immediately after giving effect to such transaction, no event which, after notice or lapse of time, or both, would become an Event of Default shall have occurred and be continuing;

     (c) immediately after giving effect to such transaction, each Insured Institution controlled by the Company or the successor Person shall be in compliance with all applicable minimum capital requirements or shall have filed a capital plan acceptable to its primary regulator; and

     (d) either the Company or the successor Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

     Section 802.  Successor Person Substituted for Company.

     Upon any consolidation or merger or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter, except in the case of a lease to another Person, the predecessor Person shall be released from all obligations and covenants under this Indenture and the Notes.


                                  ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

     Section 901.  Supplemental Indentures without Consent of Holders.

     Without the consent of any Holder of Notes, the Company (when authorized by or pursuant to a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, which shall conform with the requirements of the Trust Indenture Act as then in effect and be in form satisfactory to the Trustee, for any of the following purposes:

     (a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Notes; or

     (b) to add to or change any of the provisions of this Indenture to change or eliminate any restrictions on the payment of principal of or interest on Notes or to permit or facilitate the issuance of Notes in uncertificated form, provided any such action shall not adversely affect the interests of the Holders of Notes in any material respect; or

     (c) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not adversely affect the interests of the Holders of Notes in any material respect; or

     (d) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any Notes pursuant to Article Four; provided that any such action shall not adversely affect the interests of any Holder of a Note in any material respect; or

     (e) to add to the covenants of the Company for the benefit of the Holders of the Notes (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Company.

     Section 902.  Supplemental Indentures with Consent of Holders.

     (a) With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company (when authorized by or pursuant to a Board Resolution), and the Trustee may enter into one or more indentures supplemental hereto (which shall conform with the requirements of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture; provided, however, that no such supplemental indenture, without the consent of the Holder of each Outstanding Note, shall

          (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount payable upon the redemption thereof or otherwise, or change the rate of interest thereon, or adversely affect the right of repayment at the option of any Holder as contemplated by Article Twelve, or change the Place of Payment, currency in which the principal of or interest on, is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of repayment at the option of the Holder, on or after the date for repayment), or

          (2) reduce the percentage in principal amount of the Outstanding Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

          (3) modify any of the provisions of this Section, or Section 513 or
     Section 1013, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note.

     (b) It shall not be necessary for any Act of Holders of Notes under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Section 903.  Execution of Supplemental Indentures.

     As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 315 of the Trust Indenture Act) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Section 904.  Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of a Note theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     Section 905.  Reference in Notes to Supplemental Indentures.

     Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

     Section 906.   Effect on Senior Indebtedness.

     No supplemental indenture shall directly or indirectly modify the provisions of Article Thirteen in any manner which might terminate or impair the rights and benefits of subordination provided to the holders of Senior Indebtedness pursuant to Article Thirteen.

                                  ARTICLE TEN

                                   COVENANTS

     Section 1001.  Payment of Principal and Interest.

     The Company will duly and punctually pay the principal of and interest on the Notes in accordance with the terms thereof and this Indenture.

     Section 1002.  Maintenance of Office or Agency.

     The Company shall maintain in each Place of Payment an Office or Agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration, transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such Office or Agency. The Company hereby initially designates the Corporate Trust Office of the Trustee as its Office or Agency for each of the foregoing purposes. If at any time the Company shall fail to maintain any such required Office or Agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. The Company hereby initially appoints the Trustee as the Paying Agent.

     Section 1003.  Money for Note Payments to Be Held in Trust.

     (a) If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of or interest on the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum of Money sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

     (b) Whenever the Company shall have one or more Paying Agents, it shall, on or prior to each due date of the principal of or interest on the Notes, deposit with any Paying Agent a sum of Money sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     (c) The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

          (1) hold all sums held by it for the payment of the principal of or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in this Indenture;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal or interest on the Notes; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     (d) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such Money.

     (e) Any Money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Note and remaining unclaimed for six years after such principal or interest shall have become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust Money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment, or to be mailed to Holders of Notes, or both, notice that such Money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such Money then remaining will be repaid to the Company.

     Section 1004.  Corporate Existence.

     Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and its Subsidiaries, and shall comply with all statutes, rules, regulations and orders of and restrictions imposed by governmental and administrative authorities and agencies applicable to the Company and its Subsidiaries; provided, however, that subject to Section 1005 the foregoing shall not obligate the Company to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries and that the loss thereof is not disadvantageous in any material respect to any Holder.

     Section 1005. Bank Existence; Maintenance of Status as an Insured Institution.

     The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the Bank's status as an Insured Institution and do all things necessary to ensure that savings accounts of the Bank are insured by the FDIC or any successor organization up to the maximum amount permitted by the Federal Deposit Insurance Act and regulations thereunder or any succeeding federal law hereinafter enacted.

     Section 1006.  Maintenance of Properties.

     The Company will:

     (a) cause its properties and the properties of its Subsidiaries used or useful in the conduct of the business of the Company and its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary facilities and equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the foregoing shall not prevent the Company or a Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to any Holder; and

     (b) take all appropriate steps to preserve, protect and maintain the trademarks, trade names, copyrights, licenses and permits used in the conduct of the business of the Company and its Subsidiaries; provided, however, that the foregoing shall not prevent the Company or a Subsidiary from selling, abandoning or otherwise disposing of any such trademark, trade name, copyright, license or permit if such sale, abandonment or disposition is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to any Holder.

     Section 1007.  Restrictions on Dividends, Redemptions and Other Payments.

     The Company shall not declare or pay any dividends on, or purchase, redeem or otherwise acquire or retire for value, any of its capital stock now or hereafter outstanding, or return any capital to holders of its capital stock as such, or make any distribution of assets to holders of its capital stock as such, except that the Company may (a) declare and pay dividends in capital stock of the Company, (b) declare and pay dividends or make distributions in cash or property (other than capital stock of the Company) and
(c) purchase, redeem or otherwise acquire or retire for value any of its capital stock now or hereafter outstanding, provided that no such dividend, redemption or distribution shall occur if the amount of such dividend, redemption or distribution, together with the amount of all previous such dividends, redemptions and distributions by the Company subsequent to June 30, 1995, would exceed in the aggregate the sum of: (1) $50,000,000, plus (2) 75% of the Company's aggregate Consolidated Net Income (reduced by 100% of any consolidated net loss), based upon audited annual financial statements, for each fiscal year commencing after the year ended June 30, 1995, plus (3) 100% of the net proceeds received by the Company on account of any capital stock issued by the Company (other than to a Subsidiary) subsequent to December 31, 1995. For purposes of the preceding sentence, the amount of any dividend payable in property other than cash, or property other than cash received upon the issuance or sale of capital stock, shall be deemed to be the fair market value of such property as determined by the Board of Directors.

     Section 1008.  Insurance.

     Subject to the right to sell, abandon or otherwise dispose of any building or property whenever in the opinion of the Company the retention thereof is inadvisable or not necessary to the business of the Company and its Subsidiaries, the Company will at all times cause all buildings, equipment and other insurable properties owned or operated by it or any Subsidiary to be properly insured and kept insured with responsible insurance carriers, or adequately insured by means of proper inter-insurance contracts, against loss or damage by fire and other hazards, to the extent that such properties are usually insured by corporations owning or operating properties of a similar character; provided, however, that the foregoing shall not prevent the Company or any Subsidiary from maintaining any self-insurance program covering minor risks if adequate reserves are maintained in connection with such program.

     Section 1009.  Payment of Taxes and Other Claims.

     The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     Section 1010.  Books and Records.

     The Company shall, and shall cause each Subsidiary to, at all times keep proper books of record and account in which proper entries shall be made in accordance with generally accepted accounting principles and, to the extent applicable, regulatory accounting principles.

     Section 1011.  Statement by Officers as to Default.

     (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate (for purposes of this Section 1011, at least one such officer shall be the principal executive, principal financial or principal accounting officer of the Company), stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture, setting forth the arithmetical computations required to show compliance with the provisions of Sections 1007 during the previous year, and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

     (b) The Company will deliver to the Trustee, within five days after the occurrence thereof, written notice of any event which after notice or lapse of time or both would become an Event of Default pursuant to Clause (d) or (e) of
Section 501.

     Section 1012.  Waiver of Certain Covenants.

     The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1004 through 1007 with respect to the Notes if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes, by Act of such Holders, either shall waive such compliance in such instance or generally shall have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.


                                 ARTICLE ELEVEN

                              REDEMPTION OF NOTES

     Section 1101.  Right of Redemption.

     The Notes shall not be redeemable at the option of the Company prior to April 15, 1999. The Company may, at its option, redeem all or any part of the Notes at any time on or after April 16, 1999, at the 100% of the principal amount thereof, without premium, together with interest accrued to the Redemption Date. Redemption of Notes at the option of the Company as permitted hereby shall be made in accordance with the terms of such Notes and this Article.

     Section 1102.  Election to Redeem; Notice to Trustee.

     The election of the Company to redeem any Notes shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Notes, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed.

     Section 1103.  Selection by Trustee of Notes to be Redeemed.

     (a) If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days nor less than 30 days prior to the Redemption Date by the Trustee from the Outstanding Notes, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than the minimum denomination for a Note established herein.

     (b) The Trustee shall promptly notify the Company and the Note Registrar (if other than itself) in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal of such Notes which has been or is to be redeemed.

     Section 1104.  Notice of Redemption.

     (a) Notice of redemption shall be given in the manner provided in Section 106, not less than 30 nor more than 60 days prior to the Redemption Date, to the Holders of Notes to be redeemed. Failure to give notice by mailing in the manner herein provided to the Holder of any Notes designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Notes or portion thereof.

     (b) Any notice that is mailed to the Holder of any Notes in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

     (c) All notices of redemption shall state;

          (1)  the Redemption Date;

          (2)  the Redemption Price;

          (3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Notes to be redeemed;

          (4) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder of such Note will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed;

          (5) that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Note or portion thereof to be redeemed and that interest thereon shall cease to accrue on and after said date; and

          (6) the place or places where such Notes are to be surrendered for payment of the Redemption Price.

     (d) Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

     Section 1105.  Deposit of Redemption Price.

     On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of Money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest on, all the Notes or portions thereof which are to be redeemed on that date.

     Section 1106.  Notes Payable on Redemption Date.

     (a) Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with any accrued interest to the Redemption Date;

provided, however, that installments of interest on Notes whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of Section 307.

     (b) If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed therefor in the Note.

     Section 1107.  Notes Redeemed in Part.

     Any Note which is to be redeemed only in part shall be surrendered at any Office or Agency for such Note (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.


                                 ARTICLE TWELVE

                       REPAYMENT AT THE OPTION OF HOLDERS

     Section 1201.  Repayment Option upon Death of Holder.

     (a) Upon the death of any Holder of Notes, and upon the further receipt by the Company or the Trustee of a written request for repayment and satisfaction of the conditions set forth in subsection (b) below, the Company shall be required to pay, in accordance with the terms of this Article, the Repayment Price of, and (except if the Repayment Date shall be an Interest Payment Date) any accrued interest on all or such portion (which portion shall be an integral multiple of $1,000 in excess of the minimum authorized denomination) of the Note or Notes held by the deceased Holder at the date of such Holder's death as requested, provided that the Company shall not be required to make repayment payments aggregating more than $50,000 in principal amount (plus accrued interest) in any calendar year on a Note or Notes held by any one deceased Holder or aggregating more than the Maximum Annual Repayment Amount in principal amount (plus accrued interest) in any calendar year on Notes held by any number of deceased Holders. The "Repayment Price" of any Note repaid pursuant to this Article shall be 100% of the principal amount thereof. Subject to subsection
(b) below, repayment of such Notes shall be made in the order in which requests therefor are received (subject to the aforesaid

Maximum Annual Repayment Amount limitation) within 30 days following receipt by the Company or the Trustee of the following:

          (1) a written request for repayment of the Note or Notes signed by a duly authorized representative of the Holder, which request shall set forth the name of the deceased Holder, the date of death of the deceased Holder, and the principal amount of the Note or Notes to be repaid;

          (2) the certificates representing the Note or Notes to be repaid; and

          (3) evidence satisfactory to the Company and the Trustee of the death of such deceased Holder and the authority of the representative to such extent as may be required by the Trustee.

     (b) A Note or Notes held by the deceased Holder shall not be entitled to repayment pursuant to this Section unless the Company certifies to the Trustee that all of the following conditions are met:

          (1) subject to (d) below, the Notes to be repaid shall have been registered on the Note Register in the name of the deceased Holder since the issue date of such Notes or for a period of at least six months prior to the date of the deceased Holder's death, whichever is less;

          (2) the Company or the Trustee shall have received a written request for repayment within one year after the date of the deceased Holder's death or, in the case of requests for a subsequent repayment of a Note or Notes held by such deceased Holder, within one year after any such preceding request;

          (3) the Company shall not, after giving effect to such repayment, have made repayment payments aggregating more than the Maximum Annual Repayment Amount in principal amount (plus accrued interest) of Notes within the then current calendar year;

          (4) the Company shall not, after giving effect to such repayment, be in default with respect to any Senior Indebtedness; and

          (5) the Company shall not be subject to any law, regulation, agreement or administrative directive preventing such repayment.

     (c) Authorized representatives of a Holder shall include the following: executors, administrators or other legal representatives of an estate; trustees of a trust; joint owners of Notes owned in joint tenancy or tenancy by the entirety; custodians; conservators; guardians; attorneys-in-fact; and other Persons generally recognized as having legal authority to act on behalf of another.

     (d) For purposes of this Section, the death of a Person owning a Note or Notes in joint tenancy or tenancy by the entirety with another or others shall be deemed the death of the Holder of the Note or Notes, and the entire principal amount of the Note or Notes so held shall be subject to repayment, together with accrued interest thereon to the Repayment Date, in accordance with the provisions of this Article. For purposes of this Section, the death of a Person owning a Note or Notes by tenancy in common shall be deemed the death of a Holder of Note or Notes only with respect to the deceased Holder's interest in the Note or Notes so held by tenancy in common; except that in the event a Note or Notes are held by husband and wife as tenants in common, the death of either shall be deemed the death of the Holder of the Note or Notes, and the entire principal amount of the Note or Notes so held shall be subject to repayment in accordance with the provisions of this Article. A Person who, during such Person's lifetime, was entitled to substantially all of the beneficial interests of ownership of Notes will, upon such Person's death, be deemed the Holder thereof for purposes of this Section, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife, and trust arrangements where one Person has substantially all of the beneficial ownership interests in Notes during such Person's lifetime. Beneficial interests shall include the power to sell, transfer or otherwise dispose of Notes and the right to receive the proceeds therefrom, as well as principal thereof and interest thereon.

     Section 1202.  Deposit of Repayment Price.

     Within 30 days after the receipt by the Company or the Trustee of any request for repayment of a Note or Notes or any portion thereof duly made pursuant to Section 1201, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of Money sufficient to pay the Repayment Price of, and (except if the Repayment Date shall be an Interest Payment Date) any accrued interest on all the Notes or portions thereof which are to be repaid on that date.

     Section 1203.  Notes Payable on Repayment Date.

     (a) A written request having been made as aforesaid, the Note or Notes so to be repaid shall, on the Repayment Date, become due and payable at the Repayment Price, and from and after such date (unless the Company shall default in the payment of the Repayment Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for repayment in accordance with said request, such Note shall be paid by the Company at the Repayment Price, together with any accrued interest to the Repayment Date; provided, however, that installments of interest on Notes whose Stated Maturity is on or prior to the Repayment Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the Regular Record Date:s therefor according to their terms and the provisions of Section 307.

     (b) If any Note to be repaid shall not be so paid upon surrender thereof for repayment, the principal, until paid, shall bear interest from the Repayment Date at the rate prescribed therefor in the Note.

     Section 1204.  Notes Repaid in Part.

     Any Note which is to be repaid only in part shall be surrendered at any Office or Agency for such Note (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unpaid portion of the principal of the Note so surrendered.


                                ARTICLE THIRTEEN

                             SUBORDINATION OF NOTES

     Section 1301.  Notes Subordinated to Senior Indebtedness.

     (a) The Company covenants and agrees, and each Holder of Notes, by such Holder's acceptance thereof, likewise covenants and agrees, and for purposes of
Section 508 consents, that the indebtedness represented by the Notes and the payment of the principal of and interest on each and all of the Notes is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness.

     (b) Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of the properties of the Company which complies with the requirements of Article Eight, or if an event of default shall have occurred and be continuing with respect to any Senior Indebtedness, or if the principal of the Notes shall have been declared due and payable pursuant to Section 502 and such declaration shall not have been rescinded and annulled as provided in said Section 502, then:

          (1) the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon in respect of principal and interest, or adequate provision shall be made for such payment, before the Holders of any of the Notes are entitled to receive any payment on account of the principal of or interest on the indebtedness evidenced by the Notes;

          (2) any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other Corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article with respect to the Notes, to the payment of all Senior Indebtedness, provided that the rights of the holders of Senior Indebtedness are not altered by such reorganization or readjustment), to which the Holders of any of the Notes or the Trustee would be entitled except for the provisions of this Article shall be paid or delivered by the person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of the indebtedness evidenced by the Notes or to the Trustee under this instrument; and

          (3) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other Corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article with respect to the Notes, to the payment of all Senior Indebtedness, provided that the rights of the holders of Senior Indebtedness are not altered by such reorganization or readjustment), shall be received by the Trustee or the Holders of any of the Notes before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the representative or representatives or to the trustee or trustees of such Senior Indebtedness under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such

     Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

     Section 1302.  Subrogation.

     Subject to the payment in full of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Indebtedness until all amounts owing on the Notes shall be paid in full, and, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Notes, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this Article which otherwise would have been made to the Holders of the Notes shall be deemed to be a payment by the Company on account of the Senior Indebtedness, and no such payments or distributions to the Holders of the Notes of cash, property or securities otherwise distributable to the holders of Senior Indebtedness shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment by the Company on account of the Notes, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of Senior Indebtedness, on the other hand.

     Section 1303.  Obligation of Company Unconditional.

     (a) Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     (b) Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other person making any payment or distribution, delivered to the Trustee or to the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this Article.

     Section 1304.  Payments on Notes Permitted.

     Nothing contained in this Article or elsewhere in this Indenture, or in any of the Notes, shall affect the obligation of the Company to make, or prevent the Company from making, payment of the principal of and interest on the Notes in accordance with the provisions hereof and thereof, except as otherwise provided in this Article.

     Section 1305.  Effectuation of Subordination by Trustee.

     Each Holder of Notes, by such Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

     Section 1306.  Knowledge of Trustee.

     Notwithstanding the provisions of this Article or any other provisions of this Indenture, the Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee, unless and until the Trustee shall have received written notice thereof from the Company, any Holder of Notes, any Paying Agent of the Company or the holder or representative of any class of Senior Indebtedness.

     Section 1307.  Trustee May Hold Senior Indebtedness.

     The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

     Section 1308.  Rights of Holders of Senior Indebtedness Not Impaired.

     No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     Section 1309.  Notice to Trustee.

     The Company shall give prompt written notice to a Responsible Officer of the Trustee located at the Corporate Trust Office of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until a Responsible Officer of the Trustee shall have received at its Corporate Trust Office written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee therefor, and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Note) then anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it during or after such three Business Day period.

     Subject to the provisions of Section 601, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request that such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     Nothing in this Article shall subordinate to Senior Indebtedness the claim of, or payments to, the Trustee under or pursuant to Section 607.

                               *   *   *   *   *


     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.



[SEAL]                              COMMERCIAL FEDERAL CORPORATION


                                    By
                                       --------------------------
                                       Name:
                                       Title:
Attest:


---------------------------


[SEAL]                              Harris Trust and Savings Bank,
                                             as Trustee



                                    By
                                       --------------------------
                                       Name:
                                       Title:


Attest:

-------------------------------

STATE OF NEBRASKA                   )
                                      :  SS.:
COUNTY OF DOUGLAS                   )


          On the ____ day of _____________________________, 1996, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is a ________________________________ of Commercial Federal Corporation, a Nebraska corporation, one of the persons described in and who executed the foregoing instrument; that he knows the seal of said Corporation; that the seal affixed to said instrument is such Corporation's seal; that it was so affixed by authority of the Board of Directors of said Corporation; and that he signed his name thereto by like authority.

                                    ---------------------------
                                    Notary Public

[NOTARIAL SEAL]


STATE OF NEW YORK                   )
                                     : SS.:
COUNTY OF NEW YORK                  )


          On the _______ day of ___________________________________, 1996,
before me personally came _____________________________, to me known, who, being by me duly sworn, did depose and say that he is a ________________________________ of ______________, a ______________
corporation, one of the persons described in and who executed the foregoing instrument; that he knows the seal of said Corporation; that the seal affixed to said instrument is such Corporation's seal; that it was so affixed by authority of the Board of Directors of said Corporation; and that he signed his name thereto by like authority.

                                    ----------------------------------
                                    Notary Public

[NOTARIAL SEAL]